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                             SHAREHOLDERS AGREEMENT

      THIS AGREEMENT is made the 30th day of June, 1999

B E T W E E N:

      BOEING CAPITAL SERVICES CORPORATION, a corporation incorporated under the laws of the State of Delaware

      (hereinafter referred to as "Boeing")

      - and -

      CHARLES JOHN CHEW, an individual resident in the Town of Ellicottville, in the State of New York;

      (hereinafter referred to as "Chew")

      - and -

      TIMOTHY P. SEEL, an individual resident in the Town of Getzville, in the State of New York;

      (hereinafter referred to as "Tim")

      - and -

      KATHLEEN A. SEEL, an individual resident in the Town of Getzville, in the State of New York

      (hereinafter referred to as "Kathleen")

      - and -

      DAVID A. WILLIAMS, an individual resident in the City of Toronto, in the Province of Ontario

      (hereinafter referred to as "Williams")

      - and -

      ROXBOROUGH HOLDINGS LIMITED, a corporation incorporated under the laws of the Province of Ontario

      (hereinafter referred to as "Roxborough")

      - and -

      RADIANT ENERGY CORPORATION, a corporation subsisting under the laws of Canada

      (hereinafter referred to as the "Corporation")

      WHEREAS:

A. pursuant to a Subscription and Purchase Agreement dated June 30, 1999 between Boeing and the Corporation (the "Subscription Agreement"), Boeing has agreed to subscribe for and purchase 2,292,260 common shares and 653,145 options (collectively, the "Securities") in the capital of the Corporation;


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                                       2


B. pursuant to the Subscription Agreement, the Corporation has agreed that Boeing shall be, among other things, entitled, from time to time, to designate duly qualified nominees for election or appointment to the board of directors of the Corporation in such number as is proportionate to the number of issued and outstanding shares in the capital of the Corporation held by Boeing;

C. Chew, Tim, Kathleen, Williams and Roxborough (collectively, the "Major Shareholders") are the beneficial, direct or indirect owners of an aggregate of 2,120,126 common shares in the capital of the Corporation in such proportions as detailed in Schedule A hereto;

D. Williams is the sole shareholder of Roxborough; and

E. each of the Major Shareholders is of the opinion that he, she or it will, as a direct or indirect shareholder of the Corporation, benefit from the purchase of the Securities by Boeing and, therefore, wishes to enter into this Agreement to facilitate the purchase of the Securities by Boeing.

      NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, other good and valuable consideration and the sum of TEN DOLLARS ($10.00) now paid by each of the parties to this Agreement to each of the other parties to this Agreement, the receipt and sufficiency of which is hereby by each of the parties respectively acknowledged, the parties to this Agreement hereby covenant and agree as follows:

1. Voting.

      Each of the Major Shareholders covenants and agrees with each other and Boeing that:

      (a) at all meetings of the shareholders of the Corporation called for the purpose of electing directors, all of the common shares of the Corporation then beneficially or directly held by such Major Shareholder, or over which such Major Shareholder exercises direction or control, shall be voted in favour of the nominee or nominees that Boeing is entitled to designate pursuant to the terms of the Subscription Agreement; and

      (b) solely in its capacity as a direct or beneficial shareholder of the Corporation, each of the Major Shareholders shall recommend to the board of directors of the Corporation that such additional common shares in the capital of the Corporation be issued and sold to Boeing from time to time to permit Boeing to increase its proportionate investment interest in common shares in the capital of the Corporation to 25% of the then issued and outstanding common shares in the capital of the Corporation ("Private Placements"), and at all meetings of shareholders of the Corporation called for the purpose of approving any such Private Placement vote all of the common shares of the Corporation then beneficially or directly held by such Major Shareholder or over which such Major Shareholder exercises direction or control in favour of such Private Placement.


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2. Restrictions on Transfer.

(1) Except as otherwise provided in this section 2, the Major Shareholders covenant and agree with each other and Boeing that they will not transfer any of the common shares owned by them, or any of them, as at the date hereof to any person unless Boeing has provided its prior written consent to such transfer, which consent shall not be unreasonably withheld. For purposes of this section, by way of example and not in limitation thereof, Boeing shall not be considered to be unreasonably withholding its consent if Boeing determines, in its discretion (acting reasonably), that the proposed transfer, by itself or together with all previous transfers by a Major Shareholder, would have a material adverse affect in the value of the Securities, business, assets, operations or financial position of the Corporation or any of the rights granted to Boeing under section 1 of this Agreement.

(2) Notwithstanding subsection 2(1),

      (a) Chew shall be entitled on prior written notice to, but without the consent of, Boeing, at any time and from time to time prior to the termination of this Agreement to transfer and sell common shares beneficially, directly or indirectly held by him, at a rate of no more than 20,000 common shares per week, provided that he shall continue to hold, directly, indirectly or beneficially, no fewer than 500,000 common shares;

      (b) Tim and Kathleen shall be entitled on prior written notice to, but without the consent of, Boeing, at any time and from time to time prior to the termination of this Agreement to transfer and sell common shares beneficially, directly or indirectly held by them, at a rate of no more than 20,000 common shares per week, provided that they shall continue to hold in the aggregate, directly, indirectly or beneficially, no fewer than 500,000 common shares; and

      (c) Williams and Roxborough shall be entitled on prior written notice to, but without the consent of, Boeing, at any time and from time to time prior to the termination of this Agreement to transfer and sell common shares beneficially, directly or indirectly held by them, at a rate of no more than 20,000 common shares per week, provided that they shall continue to hold, directly, indirectly or beneficially, no fewer than 700,000 common shares.

(3) Notwithstanding subsection 2(1), Boeing's consent to any transfer of common shares owned beneficially, directly or indirectly, by a Major Shareholder shall not be unreasonably withheld or delayed provided the transferee is a Permitted Transferee and the Major Shareholder has delivered to Boeing an executed counterpart copy of this Agreement or another document, satisfactory to Boeing (acting reasonably) wherein the Permitted Transferee agrees to be bound by the terms and conditions of this Agreement.

(4) For purposes of this section 2, a "transfer" shall not include a transfer by way of pledge or other security interest in any of the common shares beneficially held by a Major Shareholder to a bank, trust company or other reputable financial institution as security for any bona fide debt incurred by a Major Shareholder.

(5)   For the purposes of this section 2,

      (a) a "Permitted Transferee" shall include the following persons:


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            (i)   any one or more persons who are members of the Major
                  Shareholder's Immediate Family (as hereinafter defined), provided that such Major Shareholder (whether by way of voting trust or otherwise) shall retain the right to vote all of the transferred common shares;

            (ii) a trust the beneficiaries of which are one or more persons who are members of the Major Shareholder's Immediate Family provided that such Major Shareholder exercises control and direction over the activities of such trust; and

            (iii) a corporation, all of the voting securities of which are directly, indirectly or beneficially owned by the Major Shareholder either alone or together with any one or more persons who are members of the Major Shareholder's Immediate Family or any affiliate (as that term is defined in the Canada Business Corporations Act) of the Major Shareholder; and

      (b) "Immediate Family" means any one or more persons who are the Major Shareholder's spouse (including common law spouse), the naturally born and legally adopted children of such Major Shareholder, the naturally born and legally adopted descendants of such children, the spouse (including common law spouse) of each such child and the spouse (including common law spouse) of each such descendant.

3.    Representations and Warranties of the Parties

      Each of the parties hereto hereby individually represents and warrants to each of the other parties to this Agreement, in respect of itself only, as follows:

      (a)   (i)   in the case of Roxborough, the Corporation and Boeing, each are corporations duly organized, validly subsisting and in good standing under the laws of the Province of Ontario with respect to Roxborough, the laws of Dominion of Canada with respect to the Corporation and the State of Delaware with respect to Boeing and each has all necessary power, capacity and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by each of Roxborough, the Corporation and Boeing, the performance by each of their respective obligations hereunder and the consummation by each of the transactions contemplated hereby have been duly authorized by all requisite corporate action;

            (ii) in the case of Chew, Tim and Kathleen, each is an adult citizen of the United States of America and is competent to execute and deliver this Agreement, to perform his or her respective obligations hereunder and to consummate the transactions contemplated hereby;

            (iii) in the case of Williams, is an adult citizen of Canada and is competent to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby; and

            (iv) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party,


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                                       5


                  enforceable against such party in accordance with its terms;

      (b) the execution, delivery and performance of this Agreement by each party does not and will not (i) in the case of the Corporation, Boeing and Roxborough, violate, conflict with or result in the breach of any provision of their respective charters or by-laws (or similar organizational documents) or (ii) conflict with or violate in any material respect any law or governmental order applicable to each party; and

      (c) the execution, delivery and performance of this Agreement by each party does not and will not require any consent, approval, authorization or other order of any juridical or governmental authority.

4. Representations and Warranties of the Major Shareholders

      Each of the Major Shareholders represents and warrants to Boeing that (i) it is the beneficial shareholder, directly and indirectly, of exactly that number of common shares set opposite such Major Shareholder's respective name on Schedule A hereto (ii) such Major Shareholder does not beneficially own, directly or indirectly, or exercise control or direction over any other shares in the capital of the Corporation and (iii) except for the 64,889 common shares of the Corporation pledged by each of Chew and Tim and Kathleen as security for payment pursuant to a settlement agreement dated April 20, 1992 between Roberts-Gordon, Inc., Chew, Tim, Radiant Aviation Services, Inc. and the Corporation, no person, firm, corporation or other entity has any agreement, warrant, option, right or privilege being or capable of becoming an agreement for the purchase and sale of any of the common shares beneficially owned, directly or indirectly, by the Major Shareholders and set out opposite such Major Shareholder's respective name on Schedule A hereto.

5. Covenant of the Corporation

      The Corporation agrees that it will not register on the books of the Corporation any transfer of common shares from the holdings of a Major Shareholder, unless such transfer is permitted under the provisions of section 2 hereof.

6. Termination

      This Agreement shall terminate at 5:00 p.m. on the day which is the later of (a) the 120th day following the first anniversary of this Agreement, and (b) the earlier of (i) the 120th day following the day on which Boeing ceases to hold, directly, indirectly or beneficially, at least 15% of the then issued and outstanding common shares in the capital of the Corporation, and (ii) June 30, 2001.
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                                       6


7. Legal Advice

      Each of the Major Shareholders represents and warrants to each other and Boeing that the Major Shareholder has had an opportunity to seek and was not prevented nor discouraged by the Corporation or any party to this Agreement from seeking independent legal advice prior to the execution and delivery of this Agreement and that, if the Major Shareholder did not take advantage of the opportunity prior to signing this Agreement, the Major Shareholder did so voluntarily without any undue pressure and agrees that the Major Shareholder's failure to obtain independent legal advice shall not be used by the Major Shareholder as a defence to the enforcement of the Major Shareholder's obligations under this Agreement.

8.    General.

      (1) Notices. Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and given by delivering or sending it by telecopy or a reputable overnight courier addressed:

      (a)   if to Boeing, at:

            Boeing Capital Services Corporation
            4060 Lakewood Boulevard
            6th Floor
            Long Beach, CA 9080-1700

            Attention:  Vice President - Taxes & Associate General Counsel
            Telecopier: (562) 627-6514

      (b)   if to Chew, at:

            Charles John Chew
            P.O. Box 1257
            113 Holiview Road
            Ellicottville, New York  14731

            Telecopier: (716) 699-4545

      (c)   if to Tim, Kathleen, or both, at

            Timothy P. Seel / Kathleen A. Seel
            155 Golden Pleasant Drive
            Getzville, New York  14068

            Telecopier: (716) 636-5375

      (d)   if to Williams or Roxborough, at:

            Roxborough Holdings Limited
            One First Canadian Place
            Suite 6250
            Toronto, Ontario
            M5X 1C7

            Attention:  David A. Williams
                        President

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                                       7


            Telecopier: (416) 364-6650

      (e)   if to the Corporation, at:

            Radiant Energy Corporation
            40 Centre Drive
            Orchard Park, New York  14127

            Attention:  Chief Operating Officer
            Telecopier: (716) 662-0033

Any notice, direction or other instrument given to a person in accordance with this section shall be deemed to have been given, sent and delivered to, and received by, such person on the first business day after transmission. Any party may from time to time, by notice given in accordance with this section to the other party, change any one or more of the address or telecopier number.

(2) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement.

(3) Amendments. This Agreement may only be amended, modified or supplemented by a written agreement signed by the parties.

(4) Severability. Any section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions of this Agreement.

(5) Waiver. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

(6) Assignment. This Agreement shall not be assignable by any party without prior written consent of the other parties hereto.

(7) Parties Bound. This Agreement shall enure to the benefit of and be binding upon Boeing and Roxborough and their respective successors and permitted assigns, and the Major Shareholders and their respective heirs, executors, administrators, other legal representatives and permitted assigns.

(8)   Time of the Essence.  Time shall be of the essence of this Agreement.

(9) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.
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(10) Headings, etc. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

(11) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement.

(12) Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

                           [INTENTIONALLY LEFT BLANK]
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(13) Execution by Facsimile. This Agreement may be executed by any party by facsimile and if so executed shall be legal, valid and binding on the party executing in such manner.

      IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first above written.

                                    BOEING CAPITAL SERVICES
                                    CORPORATION


                                    Per:
                                        ---------------------------------------
                                          Name:  Thomas J. Motherway
                                          Title: President


                                    Per:
                                        ---------------------------------------
                                          Name:  Daniel O. Anderson
                                          Title: Vice President,-Operations

SIGNED, SEALED AND DELIVERED         )
      In the presence of:            )
                                     )
                                     )
------------------------------------ )   ---------------------------------------
Witness                              )   Charles John Chew

SIGNED, SEALED AND DELIVERED         )
      In the presence of:            )
                                     )
------------------------------------ )   ---------------------------------------
Witness                              )   Timothy P. Seel

SIGNED, SEALED AND DELIVERED         )
      In the presence of:            )
                                     )
------------------------------------ )   ---------------------------------------
Witness                              )   Kathleen A. Seel

SIGNED, SEALED AND DELIVERED         )
      In the presence of:            )
                                     )
------------------------------------ )   ---------------------------------------
Witness                              )   David A. Williams

                   (Signatures are continued on the next page)

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                      (Signatures continued from the preceding page)

                                    ROXBOROUGH HOLDINGS LIMITED

                                    Per:
                                        ---------------------------------------
                                          Name: David A. Williams
                                          Title:      President

                                    RADIANT ENERGY CORPORATION


                                    Per:
                                        ---------------------------------------
                                          Name:  Timothy P. Seel
                                          Title: Vice-President, Engineering

                                    Per:
                                        ---------------------------------------
                                          Name:  Robert D. Maier
                                          Title: Vice-President, Sales
                                                 and Marketing

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                                   SCHEDULE A

                                                         Percentage of
                     Name of                             Issued
                     Beneficial          Number of       and Outstanding
Name of Owner        or Indirect Owner   Shares          Shares
------------         -----------------   ---------       ---------------
Chew                 Chew                  800,807               8.75

                     Tim and
                     Kathleen, as
Tim and Kathleen     joint tenants         521,819               5.92

Roxborough           Williams              280,000               3.06

Williams RRSP
Account #05727       Williams              517,500               5.66